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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 25, 1996

                            AW Computer Systems, Inc.
             (Exact name of registrant as specified in its charter)

          New Jersey                  0-10329               22-199198
(State or other jurisdiction  (Commission File Number)   (IRS Employer Ident-
       of incorporation)                                   ification Number)


             9000A Commerce Parkway, Mount Laurel, New Jersey 08054
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 234-3939



                                       N/A
         (Former name or former address, if changed since last report.)

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Item 5.   Other Events.

          On October 25, 1996, AW Computer Systems, Inc. (the "Company") entered into a letter agreement with Fleet Bank N.A., pursuant to which the Bank agreed to extend the period for repayment of the outstanding indebtedness in the aggregate amount of $570,368.00 owing to the Bank by the Company from December 31, 1996 to December 31, 1997. As consideration for the aforesaid extension, the Company issued warrants to the Bank to purchase 50,000 of its Class A Common Shares. The warrants are exercisable at $1.25 per share and expire on December 31, 1998. In addition, the Bank is entitled to certain piggyback registration rights.

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                                    Signature

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                       AW COMPUTER SYSTEMS, INC.
                                                                    (Registrant)


Date:    October 31, 1996                                    /s/Charles F. Trapp
                                                                Charles F. Trapp
                                                         Vice President, Finance